Commission File No. 024-11707

As filed with the Securities and Exchange Commission on April 21, 2022

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

Post-Qualification Amendment No. 2

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

XCPCNL Business Services Corporation

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

4125 Clemmons Rd., Suite 289

Clemmons, North Carolina 27012

336-473-1366

(Address, including zip code, and telephone number,

including area code of issuer's principal executive office)

Eric Newlan

Newlan Law Firm, PLLC

2201 Long Prairie Road, Suite 107-762

Flower Mound, TX 75022

(940) 367-6154

(Name, address, including zip code, and telephone number

including area code, of agent for service)

7389	98-0464272
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Post-Qualification Amendment shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular Format described in Part II (a)(1)(ii) of Form 1-A.

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PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

XCPCNL BUSINESS SERVICES CORPORATION

4125 Clemmons Rd., Suite 289

Clemmons, NC 27012

336-473-1366

400,000,000 Shares of Common Stock

at a price of $0.004 per Share

Minimum Investment: $250

Maximum Offering: $1,600,000

This Post-Qualification Offering Circular Amendment No. 2 (the “PQA”) amends the Offering Circular of XCPCNL Business Services Corporation, a Delaware corporation (the “Company”), dated February 22, 2022, as qualified on December 13, 2021, and as may be amended and supplemented from time to time, to: (a) add 200,000,000 additional shares of common stock to be offered pursuant to this PQA, for a revised maximum of 400,000,000 Shares; and (b) reduce the offering price of the remaining 346,217,227 unsold Shares (the “Remaining Shares”) to $0.004 per share.

See “The Offering” and “Securities Being Offered” For Further Details. None of the Securities Offered Are Being Sold By Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission, Unless Extended or Terminated Earlier By The Company.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 10 THROUGH PAGE 14 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

Title of Securities Offered	Total Number of Shares Offered	Number of Shares Sold to Date	Proceeds to Company to Date (1)	Number of Remaining Shares to Be Sold	Price to Public of Remaining Shares to Be Sold	Proceeds to Company from Remaining Shares (1)	Commissions (2)	Total Proceeds to Company (3)
Common Stock	400,000,000	53,782,773	$430,262.18	346,217,227	$0.004	$1,384,868.91	$-0-	$1,815,131.09
(1)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."
(2)	The Company shall pay no commissions to underwriters for the sale of securities under this Offering.
(3)	Assuming the sale of all 346,217,227 Remaining Shares.

This Offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by XCPCNL Business Services Corporation, a Delaware Corporation (the "Company"). There are 400,000,000 Shares being offered, of which 53,782,773 shares have been sold at a price of $0.008 per share, or $430,262.18 in the aggregate, and the 346,217,227 Remaining Shares that are being offered at $0.004 per share. A minimum purchase of $250.00 per investor is required. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best efforts basis to an unlimited number of accredited investors and to an unlimited number non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate offering amount of the Shares offered is $1,815,131.09, assuming the sale of all of the Remaining Shares. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

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Our Common Stock is currently quoted on the OTC Pink tier of the OTC Markets Group under the symbol "XCPL". On April 20, 2022, the last reported sale price of our common stock was $0.00624.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier I offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See "Risk Factors" beginning on page 10.

Sales of these securities will commence within three calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the "Offering Circular" format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY'S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

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IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT ("BAD BOY" DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY'S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE "BAD ACTOR" DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering; Bona Fide Estimate of Offering Price

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold "at the market." The Shares will be sold at a fixed price to be determined after qualification. We have provided a bona fide estimate of the price range of the Offering, pursuant to Rule 253(b)(2). The Offering Price will be filed by the Company via an offering circular supplement pursuant to Rule 253(c). The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

Sale of these shares will commence within three calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

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Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

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TABLE OF CONTENTS

OFFERING SUMMARY, PERKS AND RISK FACTORS	7
Offering Circular Summary	7
The Offering	8
Investment Analysis	8
RISK FACTORS	8
DILUTION	12
PLAN OF DISTRIBUTION	13
USE OF PROCEEDS TO ISSUER	14
DESCRIPTION OF BUSINESS	15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	17
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	19
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	20
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	21
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	22
SECURITIES BEING OFFERED	22
DISQUALIFYING EVENTS DISCLOSURE	23
ERISA CONSIDERATIONS	23
SHARES ELIGIBLE FOR FUTURE SALE	25
INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING	25
WHERE YOU CAN FIND MORE INFORMATION	27
INDEX TO EXHIBITS	28
SIGNATURES	29
PART F/S FINANCIAL STATEMENTS	F-1

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OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Business Overview

XCPCNL Business Services Corporation, is a Delaware corporation that operates through it's wholly-owned subsidiary, XCPCNL Business Corp. The Company helps consumer retail tell their story with our professional suite of marketing and sale-enablement services consisting of instore product demos, field services, inbound and outbound call centers, and digital product development and customer experience management. We serve a variety of clients, including big box retailers, fast moving CPGs (Consumer Packaged Goods), and Government and Fortune 2000 businesses leveraging our shared services capabilities. For further information regarding the Company and our plan of operation, see the section entitled "Description of Business" beginning on page 20 of this Offering Circular.

Issuer:	XCPCNL Business Services Corporation

Type of Stock Offering:	Common Stock

Price Per Remaining Share:	$0.004

Minimum Investment:	$250.00 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$1,815,131.09, assuming the sale of all Remaining Shares. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	400,000,000 Shares of Common Stock, including the 346,217,227 Remaining Shares.

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, or ACH. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 17 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol "XCPL."

Transfer Agent and Registrar:	Continental Stock Transfer & Trust Company is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (3) the Company in its sole discretion withdraws this Offering.

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The Offering

Common Stock Outstanding as of April 20, 2022 (1)	134,033,791 Shares
Remaining Shares to be Sold in this Offering	346,217,227 Shares
Common Stock to be outstanding after this Offering (2)	283,031,740 Shares

__________________________________________

(1)	The Company has also authorized 100,000 shares of Series A Preferred Stock, of which 4,875 are issued and outstanding, and 100,000 shares of Series B Preferred Stock, of which 1,000 are issued and outstanding. No Preferred Stock is being sold in this Offering.
(2)	The total number of shares of Common Stock assumes that all of the Remaining Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company is dependent upon its management, key personnel, and consultants to execute its business plan.

The Company's success is heavily dependent upon the continued active participation of the Company's current Leadership Team, led by Timothy Matthews and Terry Pratt. Loss of these individuals could have a material adverse effect upon the Company's business, financial condition, or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the consumer retail and marketing sectors, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on its ability to operate. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition, or results of operations.

The Company is subject to income taxes as well as non-income based taxes such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which a determination is made.

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The Company is not subject to Sarbanes-Oxley regulations and lacks the financial controls and safeguards required of public companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

The Company's bank accounts will not be fully insured.

The Company's regular bank accounts have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company has incurred debt and may incur future debt.

The Company has incurred debt in the past and may incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

If we are unable to effectively protect our intellectual property, we may lose our ability to operate our business and compete in this industry.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

A breakdown of computer/information systems or the Company's website could affect the Company's ability to conduct business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and, therefore, on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Our operating plan relies in large part on assumptions and analysis developed by the Company. If these assumptions prove to be incorrect, the Company's actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

-       whether the Company can obtain sufficient capital to sustain and grow its business

-       our ability to manage the Company's growth

-       demand for the Company's products and services

-       the timing and costs of new and existing marketing and promotional efforts

-       competition

-       the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

-       the overall strength and stability of domestic and international economies

-       consumer spending habits

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Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

The Company has recently experienced operating losses and may not be profitable for the foreseeable future. The Company cannot accurately predict when it might become profitable.

The Company experienced a significant loss of business directly linked to the COVID-19 pandemic. As a result, the Company has recently experienced operating losses and may not be able to generate significant revenues in the future. In addition, the Company expects to continue incur substantial operating expenses in order to fund the restructuring of the Company's business. As a result, the Company expects to continue to experience substantial negative cash flow for the foreseeable future and cannot predict when, or even if, the Company might become profitable.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COVID-19 has had a detrimental impact on our business and financial results, and such impact could continue and may worsen for an unknown period of time.

COVID-19 has been and continues to be a complex and evolving situation, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, at various times and to varying degrees, restrictions on various activities or other actions to combat its spread, such as restrictions and bans on travel or transportation; limitations on the size of in-person gatherings; closures of, or occupancy or other operating limitations on, work facilities, lodging facilities, food and beverage establishments, schools, public buildings and businesses; cancellation of events, including sporting events, conferences and meetings; and quarantines and lock-downs. COVID-19 and its consequences have dramatically reduced travel and demand for hotel rooms, which has and will continue to impact our business, operations, and financial results. Because a significant portion of our business is tied to the hospitality industry, the extent to which COVID-19 impacts our business, operations, and financial results will depend on the factors described above and numerous other evolving factors that we may not be able to accurately predict or assess, including the duration and scope of COVID-19; the availability and distribution of effective vaccines or treatments; COVID-19's impact on global and regional economies and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; and how quickly economies, travel activity, and demand for lodging recovers after the pandemic subsides.

Risks Relating to This Offering and Investment

The Company may undertake additional equity or debt financing that may dilute the Shares in this Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular, and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

The Shares are offered on a "best efforts" basis and the Company may not raise the maximum amount being offered.

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

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We have not paid dividends in the past and do not anticipate paying them in the future. You return on investment, if any, will be limited to the market value of the Shares you purchase.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the future. Since we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if the market value of the Shares appreciates beyond your purchase price. While the Company may choose to pay dividends at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

The Company may not be able to obtain additional financing.

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application and use of Offering proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As such, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of the Offering.

An investment in the Company Shares could result in a loss of your entire investment.

An investment in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Sales of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

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Our subscription agreement identifies the State of Delaware for purposes of governing law.

The Company's Subscription Agreement for shares issued under this Regulation A offering contains a choice of law provision stating, "all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware." As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this Offering shall be determined in accordance with the laws of the state of Delaware. Furthermore, the Subscription Agreement establishes the state and federal courts located in the city of Cheyenne, Delaware as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders' ability to obtain a favorable judicial forum disputes with the company and its directors, officers or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to the market. The Offering Price has been arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate shares of common stock outstanding) that occurs for any given share of stock when Remaining Shares are issued. If all of the Remaining Shares are fully subscribed and sold, the Remaining Shares will constitute approximately 79.18% of the total Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of December 31, 2021 was $(112,717) (unaudited), or $(0.00) (unaudited) per share. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of 100%, 75%, 50% and 25% of the Remaining Shares, respectively, offered for sale hereunder at an offering price of $0.004 per Share (before deducting our estimated offering expenses of $25,000):

	100%	75%	50%	25%
Funding Level	$1,384,868	$1,038,651	$692,434	$346,217
Offering price	$0.004	$0.004	$0.004	$0.004
Net tangible book value per share of Common Stock before this Offering (1)	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.00	$0.00	$0.00	$0.00
Net tangible book value per share of Common Stock, after this Offering	$0.00	$0.00	$0.00	$0.00
Dilution per share to investors in the Offering	$0.004	$0.004	$0.004	$0.004
(1)	Based on net tangible shareholders equity book value as of December 31, 2021, of $(112,717) and 91,031,740 shares of common stock outstanding on December 31, 2021.

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There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $1,815,131.09 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company's Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers' shares will be noted and held on the book records of the Company.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is a principal amount of $250. All subscription checks should be sent to the following address:

XCPCNL Business Services Corporation

4182 Clemmons Rd

Suite 289

Clemmons, NC 27012

In such case, subscription checks should be made payable to XCPCNL Business Services Corporation. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

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Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC's order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The maximum gross proceeds from the sale of the Shares, including the Remaining Shares, in this Offering would be $1,815,131.09. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $1,790,131.09 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

As of the date of this PQA, we have sold a total of 53,782,773 Shares at an offering price of $.008 per share, for an aggregate of $430,262.18 in proceeds. We have applied all of such proceeds to working capital.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital, repayment of outstanding debt obligations, and acquisitions. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

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Use of Proceeds

The table below sets forth the proceeds we would derive from the sale of all 346,217,227 Remaining Shares, assuming the sale of 100%, 75%, 50% and 25% of the Remaining Shares and assuming the payment of no sales commissions or finder's fees and before the payment of expenses associated with this Offering of approximately $25,000. There is, of course, no guaranty that we will be successful in selling any of the Remaining Shares.

Offering Price: $0.004 per Share	10%	25%	50%	75%	100%
Working Capital	$138,486.89	$346,217.23	$692,434.45	$1,038,651.68	$1,384,868.91
Total	$138,486.89	$346,217.23	$692,434.45	$1,038,651.68	$1,384,868.91

As indicated in the table above, if we sell only 75%, or 50%, or 25% or 10% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management's best estimates based on the current status of the Company's proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company's use of proceeds may vary significantly in the event any of the Company's assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate

DESCRIPTION OF BUSINESS

Company Overview and Corporate History

The Company was incorporated in the State of Delaware on May 27, 2005 as Vital Products, Inc. From inception until May 2017, the Company was engaged in various business operations in the infant care market, the distribution of industrial packaging products, and the sale and distribution of consumable printer supplies.

On May 23, 2017, the Company completed a share exchange agreement (the "Merger") with Combined USA Corporation dba XCPCNL Business Corp (XCPCNL) whereby 100% of the issued and outstanding shares of common stock of XCPCNL were exchanged for 20,500,000 shares of common stock and 1,625 of Series A preferred stock of the Company. As a result of this transaction, XCPCNL merged with and into the Company and now represents all the Company's commercial operations. Post-transaction, the exchanging XCPCNL Shareholders controlled approximately 99% of the issued and outstanding common stock of the Company. The Share Exchange effected a change in control and was accounted for as a "reverse acquisition" whereby XCPCNL is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the May 23, 2017 transaction date, the financial statements of the Company reflect the historical financial statements of XCPCNL since its inception and any operations of the Company subsequent to the Merger.

On July 12, 2017, the Company changed its name to XCPCNL Business Services Corporation.

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The Company's business lines included:

-	Personnel outsourcing to approximately 100 clients in the light industrial and manufacturing business located principally in the Dallas-Ft. Worth, Texas region and Chicago, Illinois.
-	Hospitality Services providing housekeepers, maintenance, and kitchen staff to various hotel operations in the Dallas-Ft. Worth, Texas region.
-	Payroll services to construction companies and contractors.

On November 20, 2020, the Company's former Chairman, President, Chief Executive Officer, Chief Financial Officer, and largest shareholder through the 1721 Belvedere Trust, Mr. Irving Boyes, died from complications of COVID-19. These positions were assumed by Gregory Boyes, Irving Boyes' son and a 60% beneficiary of the 1721 Belvedere Trust. In May and June 2021, the Board of Directors, upon the evaluation and advise of Company management, began a process to streamline and restructure the Company's operations, including discontinuing certain business operations related to employee staffing/leasing due to the significant loss of business directly linked to the COVID-19 pandemic.

On October 1, 2021 the Company executed a share purchase agreement with Colorado Distribution Group, LLC, a Colorado limited liability company ("CDG"), who desired to acquire all of the issued and outstanding shares of Preferred Stock of the Company (4,875 shares of Series A and 1,000 shares of Series B) plus an additional 31,182,000 shares of Common Stock in exchange for a total cash purchase of $200,000 (the "Purchase"), from 1721 Belvedere Trust ("Shareholder"). As a result of the Purchase, CDG became the controlling shareholder of the Company. CDG is owned 100% by Tim Matthews, the Company's Chief Executive Officer. At the closing of the transaction, all of the assets and liabilities of the Company were spun out into a separate entity and are no longer the responsibility of the Company. In conjunction with the Purchase, we adopted a new business plan focused on providing marketing and sale-enablement services for a variety of clients.

Plan of Operations

Purpose: We help consumer retail businesses tell their story with our professional suite of marketing and sale-enablement services consisting of instore product demos, field services, inbound and outbound call centers, and digital product development and customer experience management.

Our Niche: XCPCNL Business Services is a publicly traded professional services firm dedicated to generating sales growth for clients using our product outreach platforms, such as our in-store product network, our inbound/outbound call center, and our field services network.

Target Market/"The List":

-	Big Box Retailers (Such As Costco, Wal-Mart, Target)
-	Fast-Moving CPGs (need help to get into stores, need help approaching minority consumers)
-	Government and Fortune 2000 Business Services (call centers, staffing, market research, technology)

What Makes Us Unique:

1.	We have proven people, processes, and technology to commercialize, get traction, and scale businesses across consumer retail.
2.	We understand the levers needed to create momentum with Big Box Retailers and help scale fast moving CPGs enter markets with hyper-local messaging and outreach.
3.	We are a minority-owned firm that has expertise in delivering services for government and Fortune 2000.

Proven Process: The XCPCNL Business Services Process

With our market research and strategic-based approach, we provide a whole product and service solution for reaching and spurring consumer buying behavior at stores and online.

Guarantee: Marketing is hard. Outcomes aren't guaranteed. Our values and our processes drive the success of our company and our clients. For our clients, we think big, dive deep, and are fast in our execution. We recognize that time is money. We focus on results. We relentlessly pursue outcomes. We will continue to be leaders: creative, smart, and scientific. We have the people, processes, and technology to help our clients get their products in the store, generate interest and buying behavior, and grow their consumer-focused businesses.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Six Months Ended December 31, 2021 and 2020.

Revenues - For the six months ended December 31, 2021 and 2020, our business had revenues of $41,760 and $3,516,064, respectively. This decrease in rate of revenues was primarily due to a significant loss of business due to the COVID-19 pandemic.

Net Income (Loss) - For the six months ended December 31, 2021 and 2020, we recorded a net loss of $(440,484) and $(964,715), respectively. This was due to the decreased in revenues described above.

Operating Expenses - For the six months ended December 31, 2021 and 2020, our business had operating expenses of $930,235 and $1,556,792, respectively.

Years Ended June 30, 2021 and 2020.

Revenues - For the years ended June 30, 2021 and 2020, our business had revenues of $6,401,950 and $9,208,897, respectively. This decrease was primarily due to a significant loss of business due to the COVID-19 pandemic.

Net Income (Loss) - For the years ended June 30, 2021 and 2020, we recorded net income (loss) of $(631,726) and $326,717, respectively. This was due to the decreased in revenues described above.

Payroll and related costs - For the years ended June 30, 2021 and 2020, our business had expenses from payroll and related costs of $6,202,919 and $7,505,856, respectively.

Operating Expenses - For the years ended June 30, 2021 and 2020, our business had operating expenses of $898,768 and $1,084,155, respectively.

Liquidity and Capital Resources

December 31, 2021.

Net cash used in operating activities for the six months ended December 31, 2021, was $200,757, primarily due to a significant decrease in revenues as discussed above.

Net cash provided by investing activities for the six months ended December 31, 2021, was $88,000, which resulted from sales of our common stock for cash.

Net cash provided in financing activities for the six months ended December 31, 2021, was $121,000, which resulted from loans obtained from third parties.

As of December 31, 2021, the Company had $8,243 in cash to fund its operations. The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it can again become profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations completely. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

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As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital. Management intends to fund future operations through additional private or public equity offering and may seek additional capital through arrangements with strategic partners of from other sources. There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all. Any equity financing may be dilutive to existing shareholders.

June 30, 2021.

Net cash (used in) provided by operating activities for the years ended June 30, 2021 and 2020 was $(1,324,482) and $1,278,732, respectively, primarily due to a significant decrease in net income as discussed above.

Net cash used in investing activities for the years ended June 30, 2021 and 2020 was $0 and $159,650, respectively. This change was due to the sale of property and equipment during year ended June 30, 2020.

Net cash provided in financing activities for the years ended June 30, 2021 and 2020 was $(39,191) and $(284,946), respectively. The change was primarily due to an SBA loan received in 2021 and larger payments made on notes payable in 2020.

Off Balance Sheet Arrangements

As of December 31, 2021, and June 30, 2021, there were no off balance sheet arrangements.

Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company has experienced net losses and had an accumulated deficit of $(1,614,898) as of December 31, 2021. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

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Subsequent Material Events

On October 1, 2021 the Company executed a share purchase agreement with Colorado Distribution Group, LLC, a Colorado limited liability company ("CDG"), who desired to acquire all of the issued and outstanding shares of Preferred Stock of the Company (4,875 shares of Series A and 1,000 shares of Series B) plus an additional 31,182,000 shares of Common Stock in exchange for a total cash purchase of $200,000 (the "Purchase"), from 1721 Belvedere Trust ("Shareholder"). As a result of the Purchase, CDG became the controlling shareholder of the Company. CDG is owned 100% by Tim Matthews, the Company's Chief Executive Officer. At the closing of the transaction, all of the assets and liabilities of the Company were spun out into a separate entity and are no longer the responsibility of the Company.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

On November 20, 2020, the Company's former Chairman, President, Chief Executive Officer, Chief Financial Officer, and largest shareholder through the 1721 Belvedere Trust, Mr. Irving Boyes, died from complications of COVID-19. Effective November 23, 2020, the Board of Directors appointed Gregory N. Boyes to assume those positions. Gregory N Boyes is Irving Boyes' son and a 60% beneficiary of the 1721 Belvedere Trust.

Effective October 6, 2021, Gregory Boyes and Marshall Dooley resigned from their positions as officers, directors, and employees of the Company, and Tim Matthews was appointed as CEO, President, CFO, and Chairman of the Board. Terry Pratt was appointed COO, and Michael Beaton was appointed CMO.

Timothy Matthews, CEO, President, CFO, Chairman of the Board. Timothy Matthews (48) lives in North Carolina. A seasoned marketing executive, Tim Matthews leverages almost 20 years of strategic marketing/consumer research experience to deliver superior results. He is highly experienced in designing, moderating, analyzing, reporting key findings, and offering recommendations to address project objective. Prior to launching Zoom Insights Inc. in 2007 and Zoom Marketing Partners LLC in 2013 Tim held the position of Director of Strategic Planning and Senior Marketing Manager for two Fortune 500 CPG corporations. During that time, he developed marketing platforms for some of the top global brands. Tim possesses an exceptional combination of analytical and creative thinking that has led him into becoming a highly sought-after consultant for several CPGs, lifestyle brands, and service industries.

Terry Pratt, COO. Terry Pratt (51) An exceptional Manufacturing, Engineering, and Business Development Executive, Terry Pratt has over two decades of experience in Engineering Designs, Fabrication, Production Assembly, Production Planning, Procurement, Inventory Control, Document Control, Quality Control, Process Control, Process Flow & Value Stream Mapping, as well as a host of Business Development techniques and strategies. Terry developed his knowledge and skills during his tenure at fast-paced Automotive Manufacturing companies, such as Mitsubishi, Toyota, and Caterpillar, as well as Oil and Energy Companies (Domestically, Off Shore, and Subsea). Not only has Terry been instrumental in the continued successful development of these companies' processes, but his ability to problem solve and implement strategic approaches has allowed each of those companies to reach their highest recorded revenue during Terry's tenure. Some of Terry's most notable accomplishments include converting an antiquated liquid paint system into a $5,000,000.00 state of the art, automated powder coating system, as well as improving on a "failed" concept of developing a multimillion-dollar plastic molded riser clamp for a subsea application, in which we were successful at selling to Shell-Offshore.Over the last decade, Terry has focused more on business development. In 2005, Terry obtained his MBA while juggling several start-up businesses and working as a Corporate Executive. Knowledge and experiences gained since that time are daily-utilized to help build and develop successful businesses and models within companies today.

Michael Beaton, CMO. Michael (48) lives in Atlanta, Georgia. has worked with large enterprise, fast-growing middle market firms, small companies, and startups. As a marketing veteran, Michael has worked at some of the top digital agencies, including Sapient and WPP's Team Detroit. At WPP Team Detroit, he led Ford.com strategy, overseeing the implementation of their customer journey and overhauling lead generation and management. He has extensive experience in e-commerce, technology and SaaS, and consumer brands. During his career as an entrepreneur, he has scaled 6 small companies or startups, leading them to 7-8 figures through marketing, sales, and technology. Past clients that Michael has worked for include Ford, GMAC, State Farm, Compuware / Covisint, Lighting Supply. Michael is also the principal of Hyper Flywheel, a marketing consultancy deducated to fast-growing businesses. At Hyper Flywheel, his team uses the strategy, tactics, and technology processes that has helped him get traction, nurture prospects and leads, and grow fast. Michael is a dual degreed graduate of the Ross School of Business at the University of Michigan, earning his BBA (1995) and MBA (2005).

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Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of two directors, neither of which is considered "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

The Company has not completed the negotiations and executions of any employment or director agreements with any of our directors and executive officers. We do not pay any of our directors or executive officers any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate our officers or directors, pursuant to formal written agreements executed after due negotiation and execution.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of April 20, 2022. None of our Officers or Directors is selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 83,031,740 Shares of Common Stock outstanding, 4,875 shares of Series A Preferred Stock outstanding, and 1,000 shares of Series B Preferred Stock outstanding as of February 22, 2022.

	Share Ownership Before This Offering		Share Ownership After This Offering		Effective Voting Power After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned (2)	Number of Shares Entitled to Vote		% of Total Shares Voting (3)
Common Stock
Executive Officers and Directors
Timothy Matthews	31,182,000	23.26%	31,182,000	6.49%	153,057,000	(4)	25.42%
Terry Platt	0	0%	0	0%	0		0%
Michael Beaton	0	0%	0	0%	0		0%
Officers and directors, as a group (3 persons)	31,182,000	23.26%	31,182,000	6.49%	153,057,000	(4)	25.42%
5% Owner
Michael W. Dooley	15,000,000	11.19%	15,000,000	3.12%	15,000,000		2.49%
Series A Preferred Stock(5)
Timothy Matthews	4,875	100%	4,875	100%	121,875,000	(6)	20.24%
Series B Preferred Stock(7)
Timothy Matthews	1,000	100%	1,000	100%	0		0%

(1)	Based on 134,033,791 shares outstanding, before this offering.

(2)	Based on 480,251,018 shares outstanding, assuming the sale of all of the Offered Shares, after this offering.

(3)	Based on 602,126,018 shares outstanding, which includes (a) 480,251,018 issued shares, assuming the sale of all of the Remaining Shares, and (b) 121,875,000 shares associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters.

(4)	121,875,000 of these shares are associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters (see Note 5).

(5)	Each share of Series A Preferred Stock has the right, in all matters requiring shareholder approval, to 25,000 votes.

(6)	All of these shares are associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters (see Note 5).

(7)	The Series B Preferred Stock does not possess voting rights.

The table above reflects Shares beneficially owned by our Officers and Directors as of April 20, 2022. Under applicable SEC rules, a person is deemed the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On October 1, 2021 the Company executed a share purchase agreement with Colorado Distribution Group, LLC, a Colorado limited liability company ("CDG"), who desired to acquire all of the issued and outstanding shares of Preferred Stock of the Company (4,875 shares of Series A and 1,000 shares of Series B) plus an additional 31,182,000 shares of Common Stock in exchange for a total cash purchase of $200,000 (the "Purchase"), from 1721 Belvedere Trust ("Shareholder"). As a result of the Purchase, CDG became the controlling shareholder of the Company. CDG is owned 100% by Tim Matthews, the Company's Chief Executive Officer. At the closing of the transaction, all of the assets and liabilities of the Company were spun out into a separate entity and are no longer the responsibility of the Company.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $250.00 (the “Minimum Subscription”).

A subscription for $250.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

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Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Wyoning. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Delaware as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company. The address for our transfer agent is 1 State Street Plaza, 30th Floor, New York, NY 10004 and its phone number is 212-509-4000. Our transfer agent is registered with the Securities and Exchange Commission.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

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Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 480,251,018 Shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-	1% of the number of shares of our Common Stock then outstanding; or

-	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an "accredited investor" as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)       You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)       You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)       You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)       You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)       You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

25

(v)       You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)       You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)       You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company's designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer or via personal check mailed to the Company, at 4182 Clemmons Rd, Suite 289, Clemmons, NC 27012.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

26

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Newlan Law Firm, PLLC. Newlan Law Firm, PLLC owns no securities of the Company.

REPORTS

Following this Tier I Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

27

PART III

EXHIBITS

Index to Exhibits

		Filed Previously	Incorporated by Reference
Exhibit No.	Description	(*)	Filing Type	Date Filed
1A-2A.01	Articles of Incorporation		SB-2	08/29/2005
1A-2A.02	Amendment to the Articles of Incorporation dated May 26, 2009		8-K	06/26/2009
1A-2A.03	Amendment to the Articles of Incorporation dated February 19, 2010		8-K	02/17/2010
1A-2A.04	Amendment to Articles of Incorporation dated August 9, 2010 and Corrected August 20, 2010		8-K	08/25/2010
1A-2A.05	Amendment to the Articles of Incorporation dated February 24, 2012		8-K	02/29/2012
1A-2A.06	Amendment to the Articles of Incorporation dated April 7, 2017	*
1A-2A.07	Amendment to the Articles of Incorporation dated June 9, 2017	*
1A-2A.08	Amendment to the Articles of Incorporation dated September 14, 2018	*
1A-2B.01	Bylaws		SB-2	08/29/2005
1A-3.01	Certificate of Designation of Series A Preferred Stock, as amended, dated July 25, 2017	*
1A-3.02	Amendment to Certificate of Designation of Series A Preferred Stock, dated October 17, 2018	*
1A-3.03	Certificate of Designation of Series B Preferred Stock, dated February 18, 2020	*
1A-4.01	Subscription Agreement	*
1A-6.01	Stock Purchase Agreement among the Company, CDG, and 1721 Belvedere Trust, dated October 1, 2021	*
1A-11.01	Consent of Newlan Law Firm, PLLC (see Exhibit 1A-12.01)	*
1A-12.01	Opinion of Newlan Law Firm, PLLC	*

28

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 22, 2022.

XCPCNL Business Services Corporation

By:	/s/ Timothy Matthews Timothy Matthews Principal Executive Officer and Director

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Timothy Matthews Timothy Matthews Principal Financial Officer Dated: April 22, 2022

ACKNOWLEDGMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Timothy Matthews Timothy Matthews Chief Executive Officer Dated: April 22, 2022

29

PART F/S: FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

XCPCNL BUSINESS SERVICES CORPORATION

Consolidated Financial Statements for the Six Months Ended December 31, 2021 and 2020

Consolidated Financial Statements for the Years Ended June 30, 2021 and 2020

F-1

XCPCNL Business Services Corporation

CONSOLIDATED BALANCE SHEETS

(unaudited)

December 31,
2021

ASSETS

Cash	$8,243
Total Assets	$8,243

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$960
Convertible notes payable	120,000
Total current liabilities	120,960

Total liabilities	120,960

Stockholders' Equity
Preferred stock (Series A), $0.01 par value, 100,000 shares authorized, and 4,875 shares
Issued and outstanding, respectively	49
Preferred stock (Series B), $0.01 par value, 100.000 shares authorized, and 1000 shares
Issued and outstanding, respectively	10
Common stock, $0.0001 par value,1,000,000,000 shares authorized, 67,840,742
shares issued and outstanding	9,102
Paid in capital	1,493,020
Accumulated deficit	(1,614,898)
Total Stockholders' (Deficit)	(112,717)
Total Liabilities and Stockholders' (Equity)	$8,243

The accompanying notes are an integral part of these financial statements.

F-2

XCPCNL Business Services Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

Six months
ended
December 31, 2021

Revenue
Sales	$41,760

COGS	4,662

Gross profit	37,098

Operating Expenses:
General and administrative	913,669
Professional Fees	16,566
Total operating expenses	930,235
(Loss) from operations	(893,137)

Other expense
Interest expense	(14,995)
Other income	467,648
Income (loss) before provision for income taxes	452,653
Provision for income taxes	-
Net (Loss)	$(440,484)

Basic and diluted earnings(loss) per common share	$(0.01)

Weighted average number of shares outstanding	77,286,954

The accompanying notes are an integral part of these financial statements.

F-3

XCPCNL Business Services Corporation

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(unaudited)

							Additional		Total
	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity

Balance, December 31, 2020	4,875	$49	1,000	$10	83,031,740	$8,302	$1,405,820	$(1,174,414)	$239,767

Shares issued for cash					8,000,000	800	87,200		88,000

Net income (loss)								(440,484)	(440,484)

Balance, December 31, 2021	4,875	$49	1,000	$10	91,031,740	$9,102	$1,493,020	$(1,614,898)	$(112,717)

The accompanying notes are an integral part of the financial statements.

F-4

XCPCNL Business Services Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

Six months
ended
December 31,
2021
Cash Flows From Operating Activities:
Net income (loss)	$(440,484)
Adjustments to reconcile net income to net cash
Gain on extinguishment of liabilities	238,767
Changes in operating assets and liabilities:
Accounts receivable related party	-
Accounts payable and accrued expenses	960
Note receivable	-
Net cash provided by (used for) operating activities	(200,757)

Cash Flows From Investing Activities:
Shares cancelled	(40,000)
Common stock issued for cash	128,000
Net cash provided by (used for) investing activities	88,000

Cash Flows From Financing Activities:
Proceeds from notes payable	1,000
Proceeds from convertible notes payable	120,000
Net cash provided by (used for) financing activities	121,000

Net Increase (Decrease) In Cash	8,243
Cash At The Beginning Of The Period	-
Cash At The End Of The Period	$8,243

Supplemental disclosure of cash flow information:
Cash paid for interest	$-

Non-Cash Financing Activities
Common stock issued to retire debt and accrued interest	$-

The accompanying notes are an integral part of these financial statements.

F-5

XCPCNL Business Services Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

December 31, 2021

Note 1 - Description of Business

XCPCNL Business Services Corp. (the “Company” or “XCPL”), formerly Vital Products, Inc., a Delaware corporation formed on May 27, 2005, is a holding company headquartered in Dallas, Texas. On July 12, 2017, Vital Products, Inc. changed its name to XCPCNL Business Services Corp.

On November 20, 2020, Irving D. Boyes, the Company’s former Chairman, President, Chief Executive Officer, Chief Financial Officer, and largest shareholder through the 1721 Belvedere Trust, died from complications of COVID-19. These positions were assumed by Gregory Boyes, Irving Boyes’ son and a 60% beneficiary of the 1721 Belvedere Trust on November 23, 2020. In May and June 2021, the Board of Directors, upon the evaluation and advise of Company management, began a process to streamline and restructure the Company’s operations, including discontinuing certain business operations related to employee staffing/leasing due to the significant loss of business directly linked to the COVID-19 pandemic. During the quarter ended September 30, 2021, management and the Board of Directors determined that the Company’s current business operations were untenable and discontinued all employee leasing activities. During this quarter, the Company commenced winding down and liquidating all operating activities.

On October 1, 2021, the Company executed a share purchase agreement with Colorado Distribution Group, LLC, a Colorado limited liability company ("CDG"), who desired to acquire all of the issued and outstanding shares of Preferred Stock of the Company (4,875 shares of Series A and 1,000 shares of Series B) plus an additional 31,182,000 shares of Common Stock in exchange for a total cash purchase of $200,000 (the "Purchase"), from 1721 Belvedere Trust ("Shareholder"). As a result of this transaction, CDG became the controlling shareholder of the Company. CDG is owned and controlled 100% by Timothy Matthews. It is the intent of Mr. Matthews and CDG to develop and implement a new business plan for the Company.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of June 30.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, valuation of goodwill and other intangibles, business combinations, equity transactions, and contingencies.

The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses, and cash flows of the XCPCNL Business Services Corporation and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Note 2 - Summary of Significant Accounting Policies

Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements. As of December 31, 2021, the Company had no cash and an accumulated deficit of $1,614,898.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company raised capital through private placements, to finance working capital needs and may attempt to raise capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to so until its operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

F-6

1.	Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.	Organization costs

The Company has adopted the provisions of provisions required by the Start-Up Activities topic of the FASB Accounting Standards Codification whereby all costs incurred with the incorporation and reorganization, post-bankruptcy, of the Company were charged to operations as incurred.

3.	Revenue recognition

Revenue is recognized by the Company at the point at which a transaction is delivered or services are provided to a consumer at a fixed price, collection is reasonably assured, the Company has no remaining performance obligations and no right of return by the purchaser exists.

4.	Income taxes

The Company files income tax returns in the United States of America and various states, as appropriate and applicable. The Company is no longer subject to U.S. federal, state and local, as applicable, income tax examinations by regulatory taxing authorities for any period prior to January 1, 2016.

The Company uses the asset and liability method of accounting for income taxes. At June 30, 2021 and 2020, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences generally represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification. The Codification Topic requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority. As a result of the implementation of Codification’s Income Tax Topic, the Company did not incur any liability for unrecognized tax benefits.

5.	Income (Loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

As of December 31, 2021 the Company does not have any outstanding items which could be deemed to be dilutive.

6.	New and Pending Accounting Pronouncements

The Company is of the opinion that any and all other pending accounting pronouncements, either in the adoption phase or not yet required to be adopted, will not have a significant impact on the Company's financial position or results of operations.

F-7

Note 3 - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note 4 - Concentrations of Credit Risk

The Company maintains its cash balances in financial institutions subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company is entitled to aggregate coverage of $250,000 per account type per separate legal entity per financial institution. Through the period ended June 30, 2021, the Company did not maintain any deposits in various financial institutions with periodic short-term credit risk exposures in excess of statutory FDIC coverage. The Company did not incur any losses during the periods being reported on, or subsequent thereto, as a result of any unsecured bank balance.

Cash overdrafts represent bank account balances on the Company’s financial records that are in a negative position as of the financial statement date. This negative position may not be reflective of the Company’s actual ledger balances in each respective bank account on the financial records of the respective financial institution(s) holding the Company’s deposits.

Note 5 - Notes Payable

A third-party individual is the holder of several promissory notes issued by the Company, as Vital Products, Inc., prior to the business combination transaction on May 23, 2017. During 2020, this individual filed a lawsuit in the State of California and obtained a judgment against the Company in the amount of $424,029.19, including all accrued interest. On October 20, 2020, the Company and the individual executed a Settlement Agreement whereby the Company will pay the individual the total sum of $180,000 to resolve and cancel the judgment. The Settlement Agreement requires an immediate payment of $15,000 on the Settlement Date; six (6) monthly installments of $2,000 per month commencing on November 29, 2020; and monthly installments of $3,000 per month thereafter until the $180,000 is paid in full. The Company is in compliance with the terms and conditions of the Settlement Agreement. The open balance on this agreement at December 31, 2021 was $120,000.

During Fiscal 2021, the Company borrowed approximately $169,900 from SBA licensed financial institutions for PPP loans to support operations. The ultimate repayment or forgiveness of these loans is dependent upon the ultimate actions of the SBA and the United States Congress.

During the 1st quarter of Fiscal 2021 (ended September 30, 2021), the Company borrowed an additional approximately $370,393 from SBA licensed financial institutions under PPP and comparable programs to support operations. A large portion of these loans have been forgiven and as a result the Company has recorded $67,648 in other income for the period ended December 31, 2021.

Note 6 - Preferred Stock

On September 1, 2021 the Company increased its authorized shares from 250,000,000 to a total of 1,000,000,000 shares of $0.01 par value Preferred Stock. The Company’s Board of Directors has designated 100,000 shares as “Series A Preferred Stock” and 100,000 shares as “Series B Preferred Stock”. The Company has 4,875 shares of post-forward split shares of Series A Preferred Stock and 1,000 Series B Preferred Stock issued and outstanding at June 30, 2021 and 2020, respectively.

On May 23, 2017, concurrent with the reverse merger transaction,100,000 shares of Series A Preferred Stock, representing 100% of the Preferred Stock issued and outstanding at that point in time, were returned to the Company by a former stockholder, were cancelled by the Company and returned to unissued status. In addition, concurrent with and as a component of the reverse merger transaction, the Company then issued 1,625 shares of Series A Preferred Stock to 1721 Belvedere Trust in exchange for 1,625 shares of Series E Preferred Stock issued by XCPCNL, representing an exchange of 100% of the outstanding preferred stock of XCPCNL at the reverse merger transaction date.

Each share of Series A Preferred Stock shall be entitled to vote the equivalent of 25,000 shares of the Company’s issued and outstanding preferred stock.

F-8

On October 13, 2018, by written consent in lieu of meeting, a majority of the Company’s stockholders approved a recommendation by the Company’s Board of Directors to effect a three (3)-for-one (1) share forward stock split of both our preferred and common stock, par value $.0001 per share, respectively, with fractional shares rounded up to the nearest whole share. The forward split became effective on that date. As a result of the forward split, the total number of issued and outstanding shares of the Company’s preferred stock increased from 1,625 to 4,875 shares, after giving effect to rounding for any fractional shares. The effect of this action is reflected in the Company’s financial statements as of the first day of the first period presented.

On October 1, 2019, the Company issued 1,000 shares of Series B Preferred Stock to Crayford Corporation for consideration of purchase of customer names.

Note 7 - Common Stock Transactions

On May 23, 2017, the Company constituted a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended, pursuant to an Agreement And Plan of Reorganization ("Reorganization Agreement") among XCPCNL Business Services Corporation (formerly Vital Services, Inc.), GLMS, Inc., ("GLMS") a Texas corporation and Combined USA Corporation, d/b/a XCPCNL Business Services Corporation (“Combined USA”) a Texas corporation with its principal place of business in Dallas, Texas.

GLMS was incorporated in the State of Texas on May 10, 2017 as a wholly owned subsidiary of Vital Products, Inc. for the sole purpose of consummating the Reorganization. Pursuant to the Reorganization Agreement, GLMS merged with and into Combined USA with Combined USA being the surviving corporation.

Following the Merger and pursuant to the terms of the Reorganization Agreement, the stockholders of Combined USA exchanged 100.0% of the issued and outstanding preferred and common shares of Combined USA with the Company for the issuance of 61,500,000 post-forward split shares of the Company’s restricted common stock and 1,625 shares of the Company’s Series A Preferred Stock.

As a result of this transaction, Combined USA became the Company's wholly-owned subsidiary and now represents all of the Company's commercial operations. The Combined USA Stockholders controlled approximately 99.0% of the then outstanding common stock and 100.0% of the then outstanding preferred stock of the Company, post-transaction.

On October 13, 2018, by written consent in lieu of meeting, a majority of the Company’s stockholders approved a recommendation by the Company’s Board of Directors to effect a three (3)-for-one (1) share forward stock split of our common stock, par value $.0001 per share, with fractional shares rounded up to the nearest whole share. The forward split became effective on that date. As a result of the forward split, the total number of issued and outstanding shares of the Company’s common stock increased from 20,697,583 to 62,092,749 shares, after giving effect to rounding for any fractional shares. The effect of this action is reflected in the Company’s financial statements as of the first day of the first period presented.

During the year ended June 30, 2019, the Company issued 1,850,000 post-forward split shares of common stock, valued at approximately $113,750 (or $0.0625 per share) for services rendered.

During the year ended June 30, 2019, the Company issued 480,000 post-forward split shares of common stock, valued at approximately $30,000 (or $0.0625 per share) for the conversion of a $30,000 promissory note payable.

During the year ended June 30, 2019, the Company issued 1,850,000 post-forward split shares of common stock, valued at approximately $113,750 (or $0.0625 per share) for services rendered.

During the year ended June 30, 2020, the Company issued 2,000,000 shares of common stock to Christopher Mayo, valued at approximately $60,000 (or $0.03 per share) for services. The Company has notified Christopher Mayo that these shares are to be returned to the Company and cancelled due to non-performance of services.

During the year ended June 30, 2020, the Company issued 2,000,000 shares of common stock to TTSG Holdings, Inc., valued at approximately $60,000 (or $0.03 per share) for services. The Company has notified TTSG Holdings, Inc. that these shares are to be returned to the Company and cancelled due to non-performance of services.

During the quarter ended September 30, 2020, the Company issued a total of 14,100,000 shares of common stock valued at approximately $423,000 (or $0.01 per share) for services rendered.

During the quarter ended December 31, 2020, the Company issued a total of 500,000 shares of common stock valued at approximately $5,000 (or $0.01 per share) for services rendered.

F-9

During the quarter ended December 31, 2021 the Company raised $64,000 in cash from the sale of 8,000,000 shares

Note 8 – Contingencies

The Company had no commitments or contingencies as of December 31, 2021

Note 9 - Subsequent Events

Management has evaluated all other activity of the Company through the issue date of the accompanying consolidated financial statements and concluded that no subsequent events have occurred that would require recognition in the accompanying consolidated financial statements or disclosure in the Notes to Consolidated Financial Statements.

F-10

Consolidated Balance Sheet

June 30, 2021 and 2020

(Unaudited)

	June 30, 2021	June 30, 2020
ASSETS
Current Assets

Cash	$-	$1,363,673
Accounts Receivable
Trade	972,757	423,053
Other	-	1,952
Total Current Assets	972,757	1,788,678

Other Assets
Notes receivable	50,000	50,000
Office equipment and computer software	388,947	388,947
Intellectual property	600,000	600,000
Goodwill and other	273,384	273,384
Total Other Assets	1,312,331	1,312,331

TOTAL ASSETS	$2,285,088	$3,101,009

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued payroll and related liabilities	$1,488,672	$1,412,185
Bank overdraft	37,630	-
Accounts payable
Trade	-	-
Affiliates	-	213,721
Other current liabilities	202,119	313,876
SBA loans payable	169,900	-
Notes payable, including accrued interest of $-0- and $122,385	147,000	435,734
Total Current Liabilities	2,045,321	2,375,516

Stockholders’ Equity
Preferred Stock - $0.01 par value 1,000,000 shares authorized
Series A - 100,000 shares designated
4,875 shares issued and outstanding, respectively	49	49
Series B - 100,000 shares designated
1,000 shares issued and outstanding, respectively	10	10
Common Stock - $0.0001 par value 250,000,000 shares authorized
83,022,740 and 68,422,740 shares
issued and outstanding, respectively	8,302	6,842
Additional Paid-In Capital	1,405,820	1,261,280
Accumulated Deficit	(1,174,414)	(542,688)
Total Stockholders’ Equity	239,767	725,493

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,285,088	$3,101,009

The accompanying notes are an integral part of these financial statements.

F-11

Consolidated Statement of Operations and Comprehensive Income

Years ended June 30, 2021 and 2020

(Unaudited)

	Year ended June 30, 2021	Year ended June 30, 2020
Revenues	$6,401,950	$9,208,879
Cost of Sales Payroll and related costs	6,202,919	7,505,856

Gross Profit	199,031	1,703,023

Operating Expenses	898,768	1,084,155

Income from Operations	(699,737)	618,868

Other Expense Gain on negotiated debt settlement	370,393	-
Gain on Sale of Assets	-	125,857
Interest Expense	(302,382)	(418,008)

Income Before Income Taxes	(631,726)	326,717

Provision for Income Taxes	-	-

Net Income	(631,726)	326,717

Other Comprehensive Income	-	-

Comprehensive Income	$(631,726)	$326,717

Income per weighted-average share of common stock outstanding, computed on net income - basic and fully diluted	$0.00	$0.00

Weighted-average number of shares of common stock outstanding - basic and fully diluted	81,313,151	66,022,740

The accompanying notes are an integral part of these financial statements.

F-12

XCPCNL Business Services Corporation and Subsidiaries Consolidated Statement of Changes in Stockholders’ Equity

Years ended June 30, 2021 and 2020

(Unaudited)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	deficit	Total
Balances at July 1, 2019	4,875	$49	-	$-	64,422,740	$6,442	$1,141,680	$(869,405)	$278,766

Common stock issued in connection with Services Agreement	-	-	-	-	4,000,000	400	119,600	-	120,000

Preferred stock issued in connection with Purchase and Sale Agreement	-	-	1,000	10	-	-	-	-	10

Net income for the year	-	-	-	-	-	-	-	326,717	326,717

Balances at June 30, 2020	4,875	49	1,000	10	68,422,740	6,842	1,261,280	(542,688)	725,493

Common stock issued for services	-	-	-	-	14,600,000	1,460	144,540	-	146,000

Net loss for the nine months ended March 31, 2021	-	-	-	-	-	-	-	(631,726)	(631,726)

Balances at March 31, 2021	4,875	$49	1,000	$10	83,022,742	$8,302	$1,405,820	$(1,174,414)	$239,767

The accompanying notes are an integral part of these financial statements.

F-13

Consolidated Statement of Cash Flows

Years ended June 30, 2021 and 2020

(Unaudited)

	Year ended June 30, 2021	Year ended June 30, 2020
Cash Flows from Operating Activities
Net income (loss) for the period	$(631,726)	$326,717
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	-	-
Common stock issued for services	146,000	120,000
Gain on negotiated debt settlement	(370,393)	-
Bad debt expense	1,952	-
(Increase) Decrease in
Accounts receivable - trade and other	(549,704)	311,003
Increase (Decrease) in
Accrued payroll and related liabilities	76,487	251,996
Accounts payable and other accrued liabilities	(111,757)	269,016
Accrued interest payable	114,659	-

Net cash provided by operating activities	(1,324,482)	1,278,732

Cash Flows from Investing Activities
Cash paid on note receivable	-	(13,648)
Cash received from sale of property and equipment	-	209,650
Net cash used in investing activities	-	159,650

Cash Flows from Financing Activities
Increase in cash overdraft	37,630	-
Proceeds from SBA loan	169,900	-
Net cash paid on advances to affiliates	(213,721)	-
Proceeds from sale of preferred stock	-	10
Cash received from (paid on) notes payable	(33,000)	(284,956)

Net cash provided by financing activities	(39,191)	(284,946)

Increase (Decrease) in Cash	(1,363,673)	1,153,436
Cash at beginning of period	1,363,673	210,237

Cash at end of period	$-	$1,363,673

Supplemental Disclosure of
Interest and Income Taxes Paid
Interest paid during the period	$302,382	$295,623
Income taxes paid during the period	$-	$-

Supplemental Disclosure of Non-Cash
Investing and Financing Activities	$-	$-

The accompanying notes are an integral part of these financial statements.

F-14

Notes to Consolidated Financial Statements

June 30, 2021 and 2020

(Unaudited)

Note 1 - Description of Business

XCPCNL Business Services Corp. (the “Company” or “XCPL”), formerly Vital Products, Inc., a Delaware corporation formed on May 27, 2005, is a holding company headquartered in Dallas, Texas. On July 12, 2017, Vital Products, Inc. changed its name to XCPCNL Business Services Corp.

The Company’s subsidiaries are as follows: American Trades Inc, Combined Payroll, Inc, 1st Combined Management, Inc, XCPCNL Personnel, Inc, Combined Hospitality Services Inc, Combined Employee Services of Florida, Inc, XCPCNL Business Services of Illinois, Inc, XCPCNL Maintenance, Inc, XCPCNL Maintenance, LLC, XCPCNL People Services Inc, XCPCNL Talent Services Inc, XCPCNL Solutions Inc, and Villa Riviera Inc.

On November 20, 2020, Irving D. Boyes, the Company’s former Chairman, President, Chief Executive Officer, Chief Financial Officer, and largest shareholder through the 1721 Belvedere Trust, died from complications of COVID-19. These positions were assumed by Gregory Boyes, Irving Boyes’ son and a 60% beneficiary of the 1721 Belvedere Trust on November 23, 2020. In May and June 2021, the Board of Directors, upon the evaluation and advise of Company management, began a process to streamline and restructure the Company’s operations, including discontinuing certain business operations related to employee staffing/leasing due to the significant loss of business directly linked to the COVID- 19 pandemic. While these restructuring activities remain ongoing, the full effect of pandemic on the Company’s business operations in future periods remains undefined. The effect, if any, of the downsizing and streamlining was anticipated to be complete and reflected in the Company’s financial statements for the year ended June 30, 2021. Unfortunately, due to the continuing negative impact of the COVID-19 pandemic, available staffing, and delays in negotiations related to downsizing and/or streamlining of operations, the overall timing and impact of future events is undeterminable at this time and will be reflected in the Company’s financial statements when said events occur. Management notes that downsizing and streamlining may or may not include the elimination of certain business lines; the sale or closure of certain operating subsidiaries; and/or a change in control of the publicly traded parent company. It continues to be anticipated that the Company will experience significant shrinkage in its current operational protocol, transactional volume, and/or geographic footprint.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of June 30.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, valuation of goodwill and other intangibles, business combinations, equity transactions, and contingencies.

The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses, and cash flows of the XCPCNL Business Services Corporation and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

F-15

Note 2 - Summary of Significant Accounting Policies

1.	Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.	Organization costs

The Company has adopted the provisions of provisions required by the Start-Up Activities topic of the FASB Accounting Standards Codification whereby all costs incurred with the incorporation and reorganization, post-bankruptcy, of the Company were charged to operations as incurred.

3.	Revenue recognition

Revenue is recognized by the Company at the point at which a transaction is delivered or services are provided to a consumer at a fixed price, collection is reasonably assured, the Company has no remaining performance obligations and no right of return by the purchaser exists.

4.	Income taxes

The Company files income tax returns in the United States of America and various states, as appropriate and applicable. The Company is no longer subject to U.S. federal, state and local, as applicable, income tax examinations by regulatory taxing authorities for any period prior to January 1, 2016.

The Company uses the asset and liability method of accounting for income taxes. At June 30, 2021 and 2020, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences generally represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification. The Codification Topic requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority. As a result of the implementation of Codification’s Income Tax Topic, the Company did not incur any liability for unrecognized tax benefits.

5.	Income (Loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date

F-16

Note 2 - Summary of Significant Accounting Policies - Continued

5.	Income (Loss) per share - continued

As of June 30, 2021 and 2020, respectively, the Company does not have any outstanding items which could be deemed to be dilutive.

6.	New and Pending Accounting Pronouncements

The Company is of the opinion that any and all other pending accounting pronouncements, either in the adoption phase or not yet required to be adopted, will not have a significant impact on the Company's financial position or results of operations.

Note 3 - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note 4 - Concentrations of Credit Risk

The Company maintains its cash balances in financial institutions subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company is entitled to aggregate coverage of $250,000 per account type per separate legal entity per financial institution. Through the period ended June 30, 2021, the Company did not maintain any deposits in various financial institutions with periodic short-term credit risk exposures in excess of statutory FDIC coverage. The Company did not incur any losses during the periods being reported on, or subsequent thereto, as a result of any unsecured bank balance.

Cash overdrafts represent bank account balances on the Company’s financial records that are in a negative position as of the financial statement date. This negative position may not be reflective of the Company’s actual ledger balances in each respective bank account on the financial records of the respective financial institution(s) holding the Company’s deposits.

Note 5 - Notes Payable

A third-party individual is the holder of several promissory notes issued by the Company, as Vital Products, Inc., prior to the business combination transaction on May 23, 2017. During 2020, this individual filed a lawsuit in the State of California and obtained a judgment against the Company in the amount of $424,029.19, including all accrued interest. On October 20, 2020, the Company and the individual executed a Settlement Agreement whereby the Company will pay the individual the total sum of $180,000 to resolve and cancel the judgment. The Settlement Agreement requires an immediate payment of $15,000 on the Settlement Date; six (6) monthly installments of $2,000 per month commencing on November 29, 2020; and monthly installments of $3,000 per month thereafter until the $180,000 is paid in full. The Company is in compliance with the terms and conditions of the Settlement Agreement.

During Fiscal 2021, the Company borrowed approximately $169,900 from SBA licensed financial institutions for PPP loans to support operations. The ultimate repayment or forgiveness of these loans is dependent upon the ultimate actions of the SBA and the United States Congress.

F-17

Note 6 - Preferred Stock

The Company is authorized to issue up to a total of 1,000,000 shares of $0.01 par value Preferred Stock. The Company’s Board of Directors has designated 100,000 shares as “Series A Preferred Stock” and 100,000 shares as “Series B Preferred Stock”. The Company has 4,875 shares of post-forward split shares of Series A Preferred Stock and 1,000 Series B Preferred Stock issued and outstanding at June 30, 2021 and 2020, respectively.

On May 23, 2017, concurrent with the reverse merger transaction,100,000 shares of Series A Preferred Stock, representing 100% of the Preferred Stock issued and outstanding at that point in time, were returned to the Company by a former stockholder, were cancelled by the Company and returned to unissued status. In addition, concurrent with and as a component of the reverse merger transaction, the Company then issued 1,625 shares of Series A Preferred Stock to 1721 Belvedere Trust in exchange for 1,625 shares of Series E Preferred Stock issued by XCPCNL, representing an exchange of 100% of the outstanding preferred stock of XCPCNL at the reverse merger transaction date.

Each share of Series A Preferred Stock shall be entitled to vote the equivalent of 25,000 shares of the Company’s issued and outstanding preferred stock.

On October 13, 2018, by written consent in lieu of meeting, a majority of the Company’s stockholders approved a recommendation by the Company’s Board of Directors to effect a three (3)-for-one (1) share forward stock split of both our preferred and common stock, par value $.0001 per share, respectively, with fractional shares rounded up to the nearest whole share. The forward split became effective on that date. As a result of the forward split, the total number of issued and outstanding shares of the Company’s preferred stock increased from 1,625 to 4,875 shares, after giving effect to rounding for any fractional shares. The effect of this action is reflected in the Company’s financial statements as of the first day of the first period presented.

On October 1, 2019, the Company issued 1,000 shares of Series B Preferred Stock to Crayford Corporation for consideration of purchase of customer names.

Note 7 - Common Stock Transactions

On May 23, 2017, the Company constituted a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended, pursuant to an Agreement And Plan of Reorganization ("Reorganization Agreement") among XCPCNL Business Services Corporation (formerly Vital Services, Inc.), GLMS, Inc., ("GLMS") a Texas corporation and Combined USA Corporation, d/b/a XCPCNL Business Services Corporation (“Combined USA”) a Texas corporation with its principal place of business in Dallas, Texas.

GLMS was incorporated in the State of Texas on May 10, 2017 as a wholly owned subsidiary of Vital Products, Inc. for the sole purpose of consummating the Reorganization. Pursuant to the Reorganization Agreement, GLMS merged with and into Combined USA with Combined USA being the surviving corporation.

Following the Merger and pursuant to the terms of the Reorganization Agreement, the stockholders of Combined USA exchanged 100.0% of the issued and outstanding preferred and common shares of Combined USA with the Company for the issuance of 61,500,000 post-forward split shares of the Company’s restricted common stock and 1,625 shares of the Company’s Series A Preferred Stock.

As a result of this transaction, Combined USA became the Company's wholly-owned subsidiary and now represents all of the Company's commercial operations. The Combined USA Stockholders controlled approximately 99.0% of the then outstanding common stock and 100.0% of the then outstanding preferred stock of the Company, post-transaction.

F-18

Note 7 - Common Stock Transactions - Continued

On October 13, 2018, by written consent in lieu of meeting, a majority of the Company’s stockholders approved a recommendation by the Company’s Board of Directors to effect a three (3)-for-one (1) share forward stock split of our common stock, par value $.0001 per share, with fractional shares rounded up to the nearest whole share. The forward split became effective on that date. As a result of the forward split, the total number of issued and outstanding shares of the Company’s common stock increased from 20,697,583 to 62,092,749 shares, after giving effect to rounding for any fractional shares. The effect of this action is reflected in the Company’s financial statements as of the first day of the first period presented.

During the year ended June 30, 2019, the Company issued 1,850,000 post-forward split shares of common stock, valued at approximately

$113,750 (or $0.0625 per share) for services rendered.

During the year ended June 30, 2019, the Company issued 480,000 post-forward split shares of common stock, valued at approximately $30,000 (or $0.0625 per share) for the conversion of a $30,000 promissory note payable.

During the year ended June 30, 2019, the Company issued 1,850,000 post-forward split shares of common stock, valued at approximately

$113,750 (or $0.0625 per share) for services rendered.

During the year ended June 30, 2020, the Company issued 2,000,000 shares of common stock to Christopher Mayo, valued at approximately

$60,000 (or $0.03 per share) for services. The Company has notified Christopher Mayo that these shares are to be returned to the Company and cancelled due to non-performance of services.

During the year ended June 30, 2020, the Company issued 2,000,000 shares of common stock to TTSG Holdings, Inc., valued at approximately

$60,000 (or $0.03 per share) for services. The Company has notified TTSG Holdings, Inc. that these shares are to be returned to the Company and cancelled due to non-performance of services.

During the quarter ended September 30, 2020, the Company issued a total of 14,100,000 shares of common stock valued at approximately

$423,000 (or $0.01 per share) for services rendered.

During the quarter ended December 31, 2020, the Company issued a total of 500,000 shares of common stock valued at approximately $5,000 (or $0.01 per share) for services rendered.

Stock subscription payable

During the quarter ended September 30, 2017, the Company sold 7,500 post-forward split shares (2,500 pre-forward split shares) of common stock for cash totaling $2,500. These shares have not been issued as of the date of this filing as the subscribing purchaser has not completed the necessary “eligibility to purchase” documentation for the Company’s files.

Note 8 - Contingencies

During the 3rd Calendar quarter of 2018, the Company’s third party lender discontinued operations and left the Company without an outlet with which to monetize its accounts receivable on a demand basis. Accordingly, the Company, in an emergency situation, entered into various agreements with several Merchant Cash Advance (MCA) lenders to provide liquidity within its accounts receivable portfolio.

F-19

Note 8 - Contingencies - Continued

Due to various disputes related to these arrangements, the Company was sued for collection in various Courts in New York and various judgments were granted against the Company and its various operating subsidiaries. Due to the misapplication of Law, in management’s opinion, certain bank accounts of the Company and its operating subsidiaries, which are domiciled and maintained in Texas, were frozen. The Company is vigorously defending itself against these actions.

On October 27, 2018, the Company countersued various MCA lender(s) in the State of New York alleging misapplication of law, criminal usury in the first degree, and violation of Civil Practice and Rules. The Company is seeking unspecified damages in this action.

On December 16, 2018, new legislation was introduced into the U. S. Senate that would ban the use of Confessions of Judgment in commercial transactions. The ultimate passage of this legislation and the potential impact on this situation is unknown.

As a result of these actions, the Company acquired new sources of funding to monetize its accounts receivables and granted the new funding source a first lien against all the Company's receivables to minimize any potential interruption in the Company's cash flow going forward.

Management is of the opinion that the Company and its various affected operating subsidiaries does not anticipate any material adverse impact on either its operations or financial condition as a result of these actions.

Note 9 - Subsequent Events

On October 1, 2021 the Company executed a share purchase agreement with Colorado Distribution Group, LLC, a Colorado limited liability company ("CDG"), who desired to acquire all of the issued and outstanding shares of Preferred Stock of the Company (4,875 shares of Series A and 1,000 shares of Series B) plus an additional 31,182,000 shares of Common Stock in exchange for a total cash purchase of $200,000 (the "Purchase"), from 1721 Belvedere Trust ("Shareholder"). As a result of the Purchase, CDG became the controlling shareholder of the Company. CDG is owned 100% by Tim Matthews, the Company's Chief Executive Officer. At the closing of the transaction, all of the assets and liabilities of the Company were spun out into a separate entity and are no longer the responsibility of the Company.

Management has evaluated all other activity of the Company through the date of the filing of the Offering Circular to which these financial statements are attached and concluded that no subsequent events have occurred that would require recognition in the accompanying consolidated financial statements or disclosure in the Notes to Consolidated Financial Statements.

F-20